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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               May 22, 2003
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               (Date of Report: Date of earliest event reported)


                         POWERBALL INTERNATIONAL, INC.

      (Exact name of registrant as specified in its charter)


          UTAH                     000-25873             84-1431425
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



              2095 West 2200 South, West Valley City, Utah 84119
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                    (Address of principal executive office)



Registrant's telephone number, including area code: (801) 974-9120
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                        ITEM 5. OTHER INFORMATION

In connection with the preparation of the Quarterly Report of Powerball International, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2003 to be filed with the Securities and Exchange Commission, certain accounting irregularities were discovered. In connection with its review, the Company has accepted the resignation of William Freise, the Company's President, as an officer and as a director.

During the second quarter of fiscal 2002, Mr. Freise exercised certain warrants for the purchase of 40,000 shares of the Company's common stock. Mr. Freise received the shares but never paid the $40,000 exercise price. Subsequently, in the fourth quarter of fiscal 2002, Mr. Freise used $7,200 of the Company's funds for personal expenses without authorization from the Company. Mr. Freise altered the Company's accounting records to conceal the above items.

On April 30, 2003, Mr. Freise paid $20,000 into the Company's account as partial restitution of the above amounts. On May 22, 2003, the Company signed a Settlement and Release Agreement with Mr. Freise accepting the $20,000 cash repayment, plus the wire transfer to the Company's account of an additional $27,200 representing the balance owed by Mr. Freise to the Company. The Settlement and Release Agreement relates only to the repayment of funds.

The Company expects to file its Quarterly Report on Form 10-QSB for the period ended March 31, 2003 shortly. Because of the accounting irregularities, the Company is also preparing amended filings for the quarters ended June 30, 2003 and September 30, 2002, as well as an amended Annual Report for the period ended December 31, 2002, all of which will also be filed shortly.




                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

POWERBALL INTERNATIONAL, INC.

/S/ Robert K. Ipson

Robert K. Ipson, Chairman and Chief Executive Officer
May 22, 2003